Exhibit 99.1

EVERCORE REPORTS THIRD QUARTER 2016 RESULTS;

QUARTERLY DIVIDEND RAISED TO $0.34 PER SHARE

Highlights

•	Third Quarter Financial Summary

•	U.S. GAAP Net Revenues of $386.3 million, up 25% compared to Q3 2015

•	U.S. GAAP Net Income Attributable to Evercore Partners Inc. of $34.7 million, up 382% compared to Q3 2015, or $0.79 per share, up 394% compared to Q3 2015

•	Adjusted Net Revenues of $383.5 million, up 25% compared to Q3 2015; 28% after adjusting for the deconsolidation of an Investment Management affiliate

•	Adjusted Net Income Attributable to Evercore Partners Inc. of $62.4 million, up 45% compared to Q3 2015, or $1.22 per share, up 51% compared to Q3 2015

•	Year-to-Date Financial Summary

•	U.S. GAAP Net Revenues of $994.7 million, up 22% compared to the same period in 2015

•	U.S. GAAP Net Income Attributable to Evercore Partners Inc. of $64.1 million, up 188% compared to the same period in 2015, or $1.45 per share, up 179% compared to the same period in 2015

•	Adjusted Net Revenues of $988.9 million, up 22% compared to the same period in 2015; 24% after adjusting for the deconsolidation of an Investment Management affiliate

•	Adjusted Net Income Attributable to Evercore Partners Inc. of $148.6 million, up 39% compared to the same period in 2015, or $2.88 per share, up 43% compared to the same period in 2015

•	Investment Banking

•	Advising clients on significant transactions globally, including:

•	Advisor on the two largest healthcare deals announced in 2016: Abbott Laboratories on its $31 billion acquisition of St. Jude Medical, Inc. and Medivation on its $14 billion sale to Pfizer Inc.

•	Advising Energy Future Holdings on the pending sale of its 80% indirect interest in Oncor Electric Delivery Co. to NextEra Energy for $9.8 billion

•	Bookrunner on Patheon N.V.’s $719 million IPO, the largest Healthcare Services IPO since 2014

•	Advising Tesla Motors, Inc. on its proposed acquisition of SolarCity Corporation for $2.6 billion

•	Advising American International Group, Inc. on the $1.1 billion sale of its interests in Ascot Underwriting to the Canada Pension Plan Investment Board

•	Advised OfficeFirst Immobilien AG on its refinancing

•	Announced the addition of Dimitrios Georgiou as an Advisory Senior Managing Director, strengthening our capabilities in the Industrials sector in Europe

•	Evercore ISI again ranked #3 in the Institutional Investor All-America Equity Research team rankings

•	Investment Management

•	Completed the transfer of ownership and control of the Mexican Private Equity Business to a newly formed entity controlled by the principals of the business

•	Assets Under Management in consolidated businesses were $8.4 billion

•	Increased the quarterly dividend to $0.34 per share, the ninth sequential year of growth. Returned $203.9 million of capital to shareholders for the first nine months through dividends and repurchases, including repurchases of 3.4 million shares at an average price of $47.58

NEW YORK, October 26, 2016 – Evercore Partners Inc. (NYSE: EVR) today announced its results for the third quarter ended September 30, 2016.

U.S. GAAP Results:

	U.S. GAAP
	Three Months Ended			% Change vs.		Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015	% Change
	(dollars in thousands)
Net Revenues	$386,314	$350,656	$308,951	10%	25%	$994,683	$815,030	22%
Operating Income	$85,085	$62,605	$11,898	36%	615%	$163,815	$54,007	203%
Net Income Attributable to Evercore Partners Inc.	$34,695	$24,087	$7,197	44%	382%	$64,100	$22,261	188%
Diluted Earnings Per Share	$0.79	$0.55	$0.16	44%	394%	$1.45	$0.52	179%
Compensation Ratio	60.0%	63.1%	63.9%			63.6%	65.5%
Operating Margin	22.0%	17.9%	3.9%			16.5%	6.6%

Net Revenues were $386.3 million for the quarter ended September 30, 2016, an increase of 25% compared to $309.0 million for the quarter ended September 30, 2015. Net Revenues were $994.7 million for the nine months ended September 30, 2016, an increase of 22% compared to $815.0 million for the nine months ended September 30, 2015. Net Income Attributable to Evercore Partners Inc. for the quarter ended September 30, 2016 was $34.7 million, up 382% compared to $7.2 million a year ago. Earnings Per Share was $0.79 for the quarter ended September 30, 2016, up 394% in comparison to the prior year period. Net Income Attributable to Evercore Partners Inc. for the nine months ended September 30, 2016 was $64.1 million, up 188% compared to $22.3 million for the same period last year. Earnings Per Share was $1.45 for the nine months ended September 30, 2016, up 179% in comparison to the prior year period.

The trailing twelve-month compensation ratio of 63.3% compares to 63.8% for the same period in 2015. The compensation ratio for the nine months ended September 30, 2016 was 63.6%, compared to 65.5% for the nine months ended September 30, 2015. The compensation ratio for the quarter ended September 30, 2016 was 60.0%, compared to 63.9% for the quarter ended September 30, 2015.

For the three and nine months ended September 30, 2016, Evercore’s effective tax rate was 45.2% and 47.3%, respectively, compared to 57.6% and 52.3%, respectively, for the three and nine months ended September 30, 2015. The effective tax rate is impacted by the non-deductible treatment of compensation associated with Evercore LP Units/Interests.

Adjusted Results:

	Adjusted
	Three Months Ended			% Change vs.		Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015	% Change
	(dollars in thousands)
Net Revenues	$383,473	$348,272	$305,633	10%	25%	$988,948	$812,292	22%
Operating Income	$106,169	$90,980	$73,454	17%	45%	$251,819	$182,683	38%
Net Income Attributable to Evercore Partners Inc.	$62,423	$53,363	$42,934	17%	45%	$148,601	$106,590	39%
Diluted Earnings Per Share	$1.22	$1.04	$0.81	17%	51%	$2.88	$2.01	43%
Compensation Ratio	56.8%	57.6%	57.4%			57.3%	57.4%
Operating Margin	27.7%	26.1%	24.0%			25.5%	22.5%

Net Revenues were $383.5 million for the quarter ended September 30, 2016, an increase of 25% compared to $305.6 million for the quarter ended September 30, 2015. Assuming the restructuring of Atalanta Sosnoff, an Investment Management affiliate, had occurred on

December 31, 2014, Net Revenues would have increased 28% compared to the third quarter of 2015. Net Revenues were $988.9 million for the nine months ended September 30, 2016, an increase of 22% compared to $812.3 million for the nine months ended September 30, 2015. Assuming the restructuring of Atalanta Sosnoff had occurred on December 31, 2014, Net Revenues would have increased 24% compared to the nine months ended September 30, 2015. Net Income Attributable to Evercore Partners Inc. was $62.4 million for the quarter ended September 30, 2016, up 45% compared to $42.9 million a year ago. Earnings Per Share was $1.22 for the quarter ended September 30, 2016, up 51% in comparison to the prior year period. Net Income Attributable to Evercore Partners Inc. was $148.6 million for the nine months ended September 30, 2016, up 39% compared to $106.6 million for the same period last year. Earnings Per Share was $2.88 for the nine months ended September 30, 2016, up 43% in comparison to the prior year period.

The compensation ratio for the trailing twelve months was 57.7%, compared to 57.6% for the same period in 2015. The compensation ratio for the nine months ended September 30, 2016 was 57.3%, compared to 57.4% for the nine months ended September 30, 2015. The compensation ratio for the quarter ended September 30, 2016 was 56.8%, compared to 57.4% for the quarter ended September 30, 2015.

For the three and nine months ended September 30, 2016, Evercore’s effective tax rate was 38.8% and 38.1%. respectively, compared to 37.3% for the three and nine months ended September 30, 2015. The increase in the effective tax rate was primarily driven by a higher percentage of earnings in the U.S. Changes in the effective tax rate are also driven by the level of earnings in businesses with minority owners.

Evercore’s quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

“Our third quarter and year to date results demonstrate that clients globally are embracing our unconflicted, independent advisory business model. Our investments in our Investment Banking business continued to yield strong returns in the third quarter and year to date. We earned record Advisory revenues in the first nine months, which were up 35% on an Adjusted basis, as we served a record number of clients in strategic industry sectors globally. We were recognized as the leading independent equity research firm in the U.S., as Evercore ISI was again ranked #3 in the Institutional Investor All-America Equity Research team rankings and #2 on a weighted basis. And we continued to execute our strategy, adding senior talent in our Advisory and Equities businesses and completing the separation of our Mexico Private Equity business,” said Ralph Schlosstein, President and Chief Executive Officer. “We continued to deliver strong returns to our shareholders as Adjusted Operating Margins for the quarter and the first nine months of the year exceeded 25%. And our Board of Directors increased our quarterly dividend to $0.34 per share; the ninth successive year of growth in our annual dividend.”

“Our Advisory business continues to perform strongly compared to both the overall market and our universal banking and independent advisory firm competitors. Consequently, we expect our market share of Advisory fees among all public firms on a trailing twelve months basis to increase again this quarter, up from 5.7% at the end of the second quarter this year and 5.1% at year end 2015. Moreover, market conditions continue to remain favorable for each of our three main capabilities – M&A, restructuring and capital raising,” said Roger C. Altman, Executive Chairman.

Non-GAAP Measures:

Throughout this release certain information is presented on an Adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and then those results are adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units and Interests into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Evercore’s Adjusted Net Income Attributable to Evercore Partners Inc. for the three and nine months ended September 30, 2016 was higher than U.S. GAAP as a result of the exclusion of expenses associated with awards granted in conjunction with certain of the Company’s acquisitions, and certain other business acquisition-related charges and professional fees.

Acquisition-related compensation charges for 2016 include expenses associated with performance-based awards granted in conjunction with the Company’s acquisition of ISI. The amount of expense is based on the determination that it is probable that Evercore ISI will achieve certain earnings and margin targets in future periods. Acquisition and Transition charges for 2016 include professional fees incurred, as well as the reversal of a provision for certain settlements. Acquisition-related charges for 2016 also include adjustments for contingent consideration related to certain acquisitions.

In addition, for Adjusted purposes, client related expenses have been presented as a reduction from Revenues and Non-compensation costs. The gain resulting from the transfer of ownership of the Mexican Private Equity business in the third quarter of 2016 has also been presented as a reduction from Revenues.

Evercore’s Adjusted Diluted Shares Outstanding for the three and nine months ended September 30, 2016 were higher than U.S. GAAP as a result of the inclusion of Evercore LP partnership units, as well as the assumed vesting of LP Units/Interests and unvested restricted stock units granted to ISI employees.

This release also presents changes in Adjusted Net Revenues, Adjusted Investment Management Net Revenues and Adjusted Investment Management Expenses from the prior-year periods assuming that the deconsolidation of Atalanta Sosnoff occurred on December 31, 2014 rather than December 31, 2015. Evercore believes this is useful additional information for investors because it improves the comparability of period-over-period results and aligns with management’s view of business performance.

Further details of these adjustments, as well as an explanation of similar amounts for the three and nine months ended September 30, 2015 and the three months ended June 30, 2016, are included in Annex I, pages A-2 to A-13.

Business Line Reporting – Discussion of U.S. GAAP Results

The following is a discussion of Evercore’s segment results on a U.S. GAAP basis.

Investment Banking

	U.S. GAAP
	Three Months Ended			% Change vs.		Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking Revenues	$368,434	$327,174	$285,561	13%	29%	$936,234	$749,749	25%
Other Revenue, net	200	983	357	(80%)	(44%)	270	(2,874)	NM

Net Revenues	368,634	328,157	285,918	12%	29%	936,504	746,875	25%

Expenses:
Employee Compensation and Benefits	221,380	208,916	184,372	6%	20%	600,014	492,689	22%
Non-compensation Costs	64,708	61,404	66,324	5%	(2%)	183,686	176,528	4%
Special Charges	—	—	—	NM	NM	—	2,151	NM

Total Expenses	286,088	270,320	250,696	6%	14%	783,700	671,368	17%

Operating Income	$82,546	$57,837	$35,222	43%	134%	$152,804	$75,507	102%

Compensation Ratio	60.1%	63.7%	64.5%			64.1%	66.0%
Operating Margin	22.4%	17.6%	12.3%			16.3%	10.1%

For the third quarter, Evercore’s Investment Banking segment reported Net Revenues of $368.6 million, which represents an increase of 29% year-over-year. Operating Income of $82.5 million increased 134% from the third quarter of last year. The Operating Margin was 22.4%, in comparison to 12.3% for the third quarter of last year. For the nine months ended September 30, 2016, Investment Banking reported Net Revenues of $936.5 million, an increase of 25% from last year. Year-to-date Operating Income of $152.8 million increased 102% compared to $75.5 million last year. The year-to-date Operating Margin was 16.3% compared to 10.1% last year.

Revenues

	U.S. GAAP
	Three Months Ended			% Change vs.		Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015	% Change
	(dollars in thousands)
Advisory Fees	$306,993	$256,758	$222,782	20%	38%	$743,853	$553,872	34%
Commissions and Related Fees	53,512	57,178	58,264	(6%)	(8%)	167,908	164,363	2%
Underwriting Fees	7,929	13,238	4,515	(40%)	76%	24,473	31,514	(22%)

Total Investment Banking Revenue	$368,434	$327,174	$285,561	13%	29%	$936,234	$749,749	25%

During the quarter, Investment Banking earned advisory fees from 211 client transactions (vs. 168 in Q3 2015) and fees in excess of $1 million from 65 client transactions (vs. 35 in Q3 2015). For the first nine months of the year, Investment Banking earned advisory fees from 418 clients (vs. 354 last year) and fees in excess of $1 million from 164 transactions (vs. 112 last year).

During the third quarter of 2016, Commissions and Related Fees of $53.5 million decreased 8% from last year on lower trading volume. Underwriting Fees of $7.9 million for the three months ended September 30, 2016 increased 76% versus the prior year. During the nine months ended September 30, 2016, Commissions and Related Fees of $167.9 million increased 2% from last year on higher trading volume. Underwriting Fees of $24.5 million for the nine months ended September 30, 2016 decreased 22% versus the prior year.

Expenses

Compensation costs were $221.4 million for the third quarter, an increase of 20% year-over-year. The trailing twelve-month compensation ratio was 63.7%, down from 64.1% a year ago. Evercore’s Investment Banking compensation ratio was 60.1% for the third quarter, down versus the compensation ratio reported for the three months ended September 30, 2015 of 64.5%. Year-to-date compensation costs were $600.0 million, an increase of 22% from the prior year.

Compensation costs include $13.8 million and $66.1 million of expense for the three and nine months ended September 30, 2016, respectively, and $21.9 million and $65.1 million of expense for the three and nine months ended September 30, 2015, respectively, related to the Class E, G and H LP Units/Interests issued in conjunction with the acquisition of ISI. The amount of expense related to the Class G and H LP Interests is based on the determination that it is probable that Evercore ISI will achieve certain earnings and margin targets in future periods.

Assuming the maximum thresholds for the Class G and H LP Interests were considered probable of achievement at September 30, 2016, an additional $28.3 million of expense would have been incurred in the third quarter ended September 30, 2016 and the remaining expense to be accrued over the future vesting period extending from October 1, 2016 to February 15, 2020 would be $126.3 million. In that circumstance, the total number of Class G and H LP Interests that would vest and become exchangeable to Class E LP Units would be 5.0 million.

Non-compensation costs for the current quarter were $64.7 million, down 2% from the same period last year. The ratio of non-compensation costs to net revenue for the current quarter was 17.6%, compared to 23.2% in the same quarter last year. Year-to-date non-compensation costs were $183.7 million, up 4% from the prior year. The ratio of non-compensation costs to net revenue for the nine months ended September 30, 2016 was 19.6%, compared to 23.6% last year.

Investment Management

	U.S. GAAP
	Three Months Ended			% Change vs.		Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015	% Change
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$17,158	$22,255	$23,812	(23%)	(28%)	$57,842	$70,398	(18%)
Other Revenue, net	522	244	(779)	114%	NM	337	(2,243)	NM

Net Revenues	17,680	22,499	23,033	(21%)	(23%)	58,179	68,155	(15%)

Expenses:
Employee Compensation and Benefits	10,330	12,418	13,003	(17%)	(21%)	32,945	40,956	(20%)
Non-compensation Costs	4,811	5,313	5,354	(9%)	(10%)	14,223	17,351	(18%)
Special Charges	—	—	28,000	NM	NM	—	31,348	NM

Total Expenses	15,141	17,731	46,357	(15%)	(67%)	47,168	89,655	(47%)

Operating Income (Loss)	$2,539	$4,768	$(23,324)	(47%)	NM	$11,011	$(21,500)	NM

Compensation Ratio	58.4%	55.2%	56.5%			56.6%	60.1%
Operating Margin	14.4%	21.2%	(101.3%)			18.9%	(31.5%)

Assets Under Management (in millions) (1)	$8,355	$8,545	$13,329	(2%)	(37%)	$8,355	$13,329	(37%)

(1)	Assets Under Management reflect end of period amounts from our consolidated subsidiaries and therefore exclude AUM of $5,197 million and $4,921 million from Atalanta Sosnoff at September 30, 2016 and June 30, 2016, respectively, following the restructuring of our investment on December 31, 2015, and AUM of $304 million from the Mexican Private Equity Business at September 30, 2016, following the transfer of ownership on September 30, 2016.

For the third quarter, Evercore’s Investment Management segment reported Net Revenues of $17.7 million and Operating Income of $2.5 million. The Operating Margin was 14.4%. For the nine months ended September 30, 2016, Investment Management reported Net Revenues of $58.2 million and Operating Income of $11.0 million. The year-to-date Operating Margin was 18.9%, compared to (31.5%) last year.

As of September 30, 2016, Investment Management reported $8.4 billion of AUM, a decrease of 2% from June 30, 2016 driven primarily by the transfer of ownership of the Mexican Private Equity Business.

Revenues

	U.S. GAAP
	Three Months Ended			% Change vs.		Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015	% Change
	(dollars in thousands)
Investment Advisory and Management Fees
Wealth Management	$9,311	$9,090	$8,650	2%	8%	$27,180	$25,828	5%
Institutional Asset Management	6,105	5,906	11,152	3%	(45%)	17,690	33,966	(48%)
Private Equity	760	1,348	1,391	(44%)	(45%)	3,457	4,213	(18%)

Total Investment Advisory and Management Fees	16,176	16,344	21,193	(1%)	(24%)	48,327	64,007	(24%)

Realized and Unrealized Gains
Institutional Asset Management	811	1,147	686	(29%)	18%	3,213	3,132	3%
Private Equity	171	4,764	1,933	(96%)	(91%)	6,302	3,259	93%

Total Realized and Unrealized Gains	982	5,911	2,619	(83%)	(63%)	9,515	6,391	49%

Investment Management Revenues	$17,158	$22,255	$23,812	(23%)	(28%)	$57,842	$70,398	(18%)

On December 31, 2015, the Company restructured its investment in Atalanta Sosnoff such that, following the restructuring, its results are reflected on the equity method of accounting.

On September 30, 2016, the Company completed the transfer of ownership and control of the Mexican Private Equity Business to a newly formed entity, Glisco Partners Inc., which is controlled by the principals of the business.

Investment Advisory and Management Fees of $16.2 million for the quarter ended September 30, 2016 decreased 24% compared to the same period a year ago, driven primarily by lower fees in Private Equity and Institutional Asset Management related to our deconsolidation of Atalanta Sosnoff, partially offset by higher fees in Wealth Management.

Realized and Unrealized Gains of $1.0 million in the quarter decreased relative to the prior year, with the change relative to the prior period driven principally by lower gains in Private Equity.

Expenses

Investment Management’s third quarter expenses were $15.1 million, down 67% compared to the third quarter of 2015, primarily driven by a charge for the impairment of goodwill in the Institutional Asset Management reporting unit in the third quarter of 2015. Year-to-date Investment Management expenses were $47.2 million, down 47% from a year ago.

Business Line Reporting – Discussion of Adjusted Results

The following is a discussion of Evercore’s segment results on an Adjusted basis. See Annex I, pages A-2 to A-13 for further information and reconciliations of these metrics to our U.S. GAAP results.

Investment Banking

	Adjusted
	Three Months Ended			% Change vs.		Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking Revenues	$362,374	$320,924	$278,436	13%	30%	$919,730	$735,415	25%
Other Revenue, net	2,792	3,859	1,809	(28%)	54%	7,216	2,121	240%

Net Revenues	365,166	324,783	280,245	12%	30%	926,946	737,536	26%

Expenses:
Employee Compensation and Benefits	207,521	188,178	162,392	10%	28%	533,658	425,029	26%
Non-compensation Costs	55,197	52,198	51,576	6%	7%	157,778	146,599	8%

Total Expenses	262,718	240,376	213,968	9%	23%	691,436	571,628	21%

Operating Income	$102,448	$84,407	$66,277	21%	55%	$235,510	$165,908	42%

Compensation Ratio	56.8%	57.9%	57.9%			57.6%	57.6%
Operating Margin	28.1%	26.0%	23.6%			25.4%	22.5%

For the third quarter, Evercore’s Investment Banking segment reported Net Revenues of $365.2 million, which represents an increase of 30% year-over-year. Operating Income of $102.4 million increased 55% from the third quarter of last year. The Operating Margin was 28.1%, in comparison to 23.6% for the third quarter of last year. For the nine months ended September 30, 2016, Investment Banking reported Net Revenues of $926.9 million, an increase of 26% from last year. Year-to-date Operating Income of $235.5 million increased 42% compared to $165.9 million last year. The year-to-date Operating Margin was 25.4% compared to 22.5% last year.

Revenues

	Adjusted
	Three Months Ended			% Change vs.		Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015	% Change
	(dollars in thousands)
Advisory Fees (1)	$300,933	$250,508	$215,657	20%	40%	$727,349	$539,538	35%
Commissions and Related Fees	53,512	57,178	58,264	(6%)	(8%)	167,908	164,363	2%
Underwriting Fees	7,929	13,238	4,515	(40%)	76%	24,473	31,514	(22%)

Total Investment Banking Revenue	$362,374	$320,924	$278,436	13%	30%	$919,730	$735,415	25%

(1)	Advisory Fees on an Adjusted basis reflect the reduction of revenues for client-related expenses and provisions for uncollected receivables of $5,948, $6,540 and $6,597 for the three months ended September 30, 2016, June 30, 2016 and September 30, 2015, respectively, and $16,410 and $14,572 for the nine months ended September 30, 2016 and 2015, respectively, as well as the reclassification of earnings (losses) related to our equity investment in G5 | Evercore—Advisory of ($112), $290 and ($528) for the three months ended September 30, 2016, June 30, 2016 and September 30, 2015, respectively, and ($94) and $238 for the nine months ended September 30, 2016 and 2015, respectively.

During the quarter, Investment Banking earned advisory fees from 211 client transactions (vs. 168 in Q3 2015) and fees in excess of $1 million from 65 client transactions (vs. 35 in Q3 2015). For the first nine months of the year, Investment Banking earned advisory fees from 418 clients (vs. 354 last year) and fees in excess of $1 million from 164 transactions (vs. 112 last year).

During the third quarter of 2016, Commissions and Related Fees of $53.5 million decreased 8% from last year on lower trading volume. Underwriting Fees of $7.9 million for the three months ended September 30, 2016 increased 76% versus the prior year. During the nine months ended September 30, 2016, Commissions and Related Fees of $167.9 million increased 2% from last year on higher trading volume. Underwriting Fees of $24.5 million for the nine months ended September 30, 2016 decreased 22% versus the prior year.

Within the above results, Evercore ISI, our U.S. equities business, reported Net Revenues of $177.5 million, including allocated U.S. underwriting revenues of $10.0 million for the nine months ended September 30, 2016 and Operating Margins of 21.1%, compared to 17.7% for the first nine months of 2015. Operating margins as contemplated for the performance targets of the Class G and H LP Interests, giving effect to just Commissions and Related Fees, for the nine months ended September 30, 2016 were consistent with those assumed at the time of the closing of the transactions.

Expenses

Compensation costs were $207.5 million for the third quarter, an increase of 28% year-over-year. The trailing twelve-month compensation ratio was 58.1%, up from 57.9% a year ago primarily related to the accrual of higher discretionary bonus for the current twelve month period. Evercore’s Investment Banking compensation ratio was 56.8% for the third quarter, down versus the compensation ratio reported for the three months ended September 30, 2015 of 57.9%. Year-to-date compensation costs were $533.7 million, an increase of 26% from the prior year.

Non-compensation costs for the current quarter were $55.2 million, up 7% from the same period last year. The increase in non-compensation costs versus the same period in the prior year reflects the addition of personnel within most parts of the business. The ratio of non-compensation costs to net revenue for the current quarter was 15.1%, compared to 18.4% in the same quarter last year. Year-to-date non-compensation costs were $157.8 million, up 8% from the prior year. The ratio of non-compensation costs to net revenue for the nine months ended September 30, 2016 was 17.0%, compared to 19.9% last year.

Investment Management

	Adjusted
	Three Months Ended			% Change vs.		Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015	% Change
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$18,191	$23,245	$25,205	(22%)	(28%)	$61,401	$74,125	(17%)
Other Revenue, net	116	244	183	(52%)	(37%)	601	631	(5%)

Net Revenues	18,307	23,489	25,388	(22%)	(28%)	62,002	74,756	(17%)

Expenses:
Employee Compensation and Benefits	10,330	12,418	13,003	(17%)	(21%)	32,945	40,956	(20%)
Non-compensation Costs	4,256	4,498	5,208	(5%)	(18%)	12,748	17,025	(25%)

Total Expenses	14,586	16,916	18,211	(14%)	(20%)	45,693	57,981	(21%)

Operating Income	$3,721	$6,573	$7,177	(43%)	(48%)	$16,309	$16,775	(3%)

Compensation Ratio	56.4%	52.9%	51.2%			53.1%	54.8%
Operating Margin	20.3%	28.0%	28.3%			26.3%	22.4%

Assets Under Management (in millions) (1)	$8,355	$8,545	$13,329	(2%)	(37%)	$8,355	$13,329	(37%)

(1)	Assets Under Management reflect end of period amounts from our consolidated subsidiaries and therefore exclude AUM of $5,197 million and $4,921 million from Atalanta Sosnoff at September 30, 2016 and June 30, 2016, respectively, following the restructuring of our investment on December 31, 2015, and AUM of $304 million from the Mexican Private Equity Business at September 30, 2016, following the transfer of ownership on September 30, 2016.

For the third quarter, Evercore’s Investment Management segment reported Net Revenues of $18.3 million and Operating Income of $3.7 million. The Operating Margin was 20.3%. For the nine months ended September 30, 2016, Investment Management reported Net Revenues of $62.0 million and Operating Income $16.3 million. The year-to-date Operating Margin was 26.3%, compared to 22.4% last year.

As of September 30, 2016, Investment Management reported $8.4 billion of AUM, a decrease of 2% from June 30, 2016 driven primarily by the transfer of ownership of the Mexican Private Equity Business. Excluding the Mexican Private Equity Business from the prior period, AUM increased 1% from June 30, 2016.

Revenues

	Adjusted
	Three Months Ended			% Change vs.		Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015	% Change
	(dollars in thousands)
Investment Advisory and Management Fees
Wealth Management	$9,311	$9,090	$8,650	2%	8%	$27,180	$25,828	5%
Institutional Asset Management (1)	5,848	5,522	11,088	6%	(47%)	17,026	33,897	(50%)
Private Equity	760	1,348	1,391	(44%)	(45%)	3,457	4,213	(18%)

Total Investment Advisory and Management Fees	15,919	15,960	21,129	—%	(25%)	47,663	63,938	(25%)

Realized and Unrealized Gains
Institutional Asset Management	811	1,147	686	(29%)	18%	3,213	3,132	3%
Private Equity	171	4,764	1,933	(96%)	(91%)	6,302	3,259	93%

Total Realized and Unrealized Gains	982	5,911	2,619	(83%)	(63%)	9,515	6,391	49%

Equity in Earnings of Affiliates (2)	1,290	1,374	1,457	(6%)	(11%)	4,223	3,796	11%

Investment Management Revenues	$18,191	$23,245	$25,205	(22%)	(28%)	$61,401	$74,125	(17%)

(1)	Management fees from Institutional Asset Management on an Adjusted basis reflect the reduction of revenues for client-related expenses of $257, $384 and $64 for the three months ended September 30, 2016, June 30, 2016 and September 30, 2015, respectively, and $664 and $69 for the nine months ended September 30, 2016 and 2015, respectively.
(2)	Equity in G5 | Evercore – Wealth Management, ABS and Atalanta Sosnoff (after its deconsolidation on December 31, 2015) on a U.S. GAAP basis are reclassified from Investment Management Revenue to Income from Equity Method Investments.

Investment Advisory and Management Fees of $15.9 million for the quarter ended September 30, 2016 decreased 25% compared to the same period a year ago, driven primarily by lower fees in Private Equity and Institutional Asset Management related to our deconsolidation of Atalanta Sosnoff, partially offset by higher fees in Wealth Management.

On December 31, 2015, the Company restructured its investment in Atalanta Sosnoff such that, following the restructuring, its results are reflected on the equity method of accounting. Assuming the restructuring of Atalanta Sosnoff had occurred on December 31, 2014, Investment Management Revenues would have decreased 9% when compared to the third quarter of 2015.

On September 30, 2016, the Company completed the transfer of ownership and control of the Mexican Private Equity Business to a newly formed entity, Glisco Partners Inc., which is controlled by the principals of the business.

Realized and Unrealized Gains of $1.0 million in the quarter decreased relative to the prior year, with the change relative to the prior period driven principally by lower gains in Private Equity.

Equity in Earnings of Affiliates of $1.3 million in the quarter decreased relative to the prior year principally as a result of lower income earned in the third quarter of 2016 by ABS and G5 | Evercore, partially offset by the inclusion of Atalanta Sosnoff’s income in the third quarter of 2016.

Expenses

Investment Management’s third quarter expenses were $14.6 million, down 20% compared to the third quarter of 2015. Assuming the restructuring of Atalanta Sosnoff had occurred on December 31, 2014, Investment Management expenses would have increased 11% when compared to the third quarter of 2015. Year-to-date Investment Management expenses were $45.7 million, down 21% from a year ago. Assuming the restructuring of Atalanta Sosnoff had occurred on December 31, 2014, Investment Management expenses would have increased 8% when compared to the nine months ended September 30, 2015.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents and marketable securities of $512.5 million at September 30, 2016. Current assets exceed current liabilities by $380.4 million at September 30, 2016. Amounts due related to the Long-Term Notes Payable and Subordinated Borrowings were $184.6 million at September 30, 2016.

Capital Transactions

On October 24, 2016, the Board of Directors of Evercore declared a quarterly dividend of $0.34 per share to be paid on December 9, 2016 to common stockholders of record on November 25, 2016.

During the three months ended September 30, 2016 the Company repurchased approximately 41,000 shares at an average cost per share of $48.63. During the nine months ended September 30, 2016, the Company repurchased a total of approximately 3,402,000 shares at an average price of $47.58.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, October 26, 2016, accessible via telephone and the internet. Investors and analysts may participate in the live conference call by dialing (877) 359-9508 (toll-free domestic) or (224) 357-2393 (international); passcode: 99170796. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); passcode: 99170796. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Established in 1995, Evercore is a leading global independent investment banking advisory firm. Evercore advises a diverse set of investment banking clients on a wide range of transactions and issues and provides institutional investors with high quality equity research, sales and trading execution that is free of the conflicts created by proprietary activities. The firm also offers investment management services to high net worth and institutional investors. With 28 offices in North America, Europe, South America and Asia, Evercore has the scale and strength to serve clients globally through a focused and tailored approach designed to meet their unique needs. More information about Evercore can be found on the Company’s website at www.evercore.com.

Investor Contact:	Robert B. Walsh Chief Financial Officer, Evercore +1.212.857.3100

Media Contact:	Dana Gorman The Abernathy MacGregor Group, for Evercore +1.212.371.5999

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under “Non-GAAP Measures” above, Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and better reflect management’s view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “probable,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2015, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015

(dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues
Investment Banking Revenue	$368,434	$285,561	$936,234	$749,749
Investment Management Revenue	17,158	23,812	57,842	70,398
Other Revenue	5,509	4,097	12,650	8,656

Total Revenues	391,101	313,470	1,006,726	828,803
Interest Expense (1)	4,787	4,519	12,043	13,773

Net Revenues	386,314	308,951	994,683	815,030

Expenses
Employee Compensation and Benefits	231,710	197,375	632,959	533,645
Occupancy and Equipment Rental	12,627	11,717	33,983	35,631
Professional Fees	15,419	13,410	39,872	36,007
Travel and Related Expenses	12,440	12,567	42,258	39,137
Communications and Information Services	10,155	9,295	29,944	27,595
Depreciation and Amortization	5,907	8,398	18,915	21,112
Special Charges	—	28,000	—	33,499
Acquisition and Transition Costs	339	538	10	1,939
Other Operating Expenses	12,632	15,753	32,927	32,458

Total Expenses	301,229	297,053	830,868	761,023

Income Before Income from Equity Method Investments and Income Taxes	85,085	11,898	163,815	54,007
Income from Equity Method Investments	1,178	929	4,129	4,034

Income Before Income Taxes	86,263	12,827	167,944	58,041
Provision for Income Taxes	38,980	7,392	79,390	30,327

Net Income	47,283	5,435	88,554	27,714
Net Income (Loss) Attributable to Noncontrolling Interest	12,588	(1,762)	24,454	5,453

Net Income Attributable to Evercore Partners Inc.	$34,695	$7,197	$64,100	$22,261

Net Income Attributable to Evercore Partners Inc. Common Shareholders	$34,695	$7,197	$64,100	$22,261

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	38,912	36,773	39,259	36,649
Diluted	43,734	44,334	44,085	43,100

Net Income Per Share Attributable to Evercore Partners Inc. Common Shareholders:
Basic	$0.89	$0.20	$1.63	$0.61
Diluted	$0.79	$0.16	$1.45	$0.52

(1)	Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Results

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted basis (formerly called “Adjusted Pro Forma”), which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units, as well as Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to Lexicon and ISI employees, into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:

1.	Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, in Employee Compensation and Benefits, resulting from the vesting of Class E LP Units issued in conjunction with the acquisition of ISI, as well as Class G and H LP Interests. The amount of expense for the Class G and H LP Interests is based on the determination that it is probable that Evercore ISI will achieve certain earnings and margin targets in 2016 and in future periods. The Adjusted results assume these LP Units and certain Class G and H LP Interests have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units, and related awards, is excluded from the Adjusted results, and the noncontrolling interest related to these units is converted to a controlling interest. The Company’s Management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted equity interests, and thus the Adjusted results reflect the exchange of certain vested and unvested Evercore LP partnership units and interests and IPO related restricted stock unit awards into Class A shares.

2.	Adjustments Associated with Business Combinations. The following charges resulting from business combinations have been excluded from the Adjusted results because the Company’s Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:

a.	Amortization of Intangible Assets and Other Purchase Accounting-related Amortization. Amortization of intangible assets and other purchase accounting-related amortization from the acquisitions of ISI, SFS and certain other acquisitions.

b.	Compensation Charges. Expenses for deferred consideration issued to the sellers of certain of the Company’s acquisitions.

c.	Acquisition and Transition Costs. Primarily professional fees incurred, as well as the reversal of a provision for certain settlements in 2016 and costs related to transitioning acquisitions or divestitures.

d.	Fair Value of Contingent Consideration. The expense associated with changes in the fair value of contingent consideration issued to the sellers of certain of the Company’s acquisitions is excluded from the Adjusted results.

e.	Gain on Transfer of Ownership of Mexican Private Equity Business. The gain resulting from the transfer of ownership of the Mexican Private Equity business in the third quarter of 2016 is excluded from the Adjusted results.

3.	Client Related Expenses. Client related expenses and provisions for uncollected receivables have been classified as a reduction of revenue in the Adjusted presentation. The Company’s

Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

4.	Special Charges. Expenses during 2015 include separation benefits and costs associated with the termination of certain contracts within the Company’s Evercore ISI business, the finalization of a matter associated with the wind-down of the Company’s U.S. Private Equity business, and a charge for the impairment of goodwill in the Institutional Asset Management reporting unit.

5.	Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. This assumption is consistent with the assumption that certain Evercore LP Units and interests are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company. In addition, the Adjusted presentation can reflect the netting of changes in the Company’s Tax Receivable Agreement against Income Tax Expense.

6.	Presentation of Interest Expense. The Adjusted results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company’s Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Investment Banking and Investment Management Operating Income are presented before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.

7.	Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company’s Management believes it is a more meaningful presentation.

This release also presents changes in Adjusted Net Revenues, Adjusted Investment Management Net Revenues and Adjusted Investment Management Expenses from the prior-year periods assuming that the deconsolidation of Atalanta Sosnoff occurred on December 31, 2014 rather than December 31, 2015. Evercore believes this is useful additional information for investors because it improves the comparability of period-over-period results and aligns with management’s view of business performance.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS

(dollars in thousands)

(UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net Revenues – U.S. GAAP	$386,314	$350,656	$308,951	$994,683	$815,030
Client Related Expenses (1)	(6,205)	(6,924)	(6,661)	(17,074)	(14,641)
Income from Equity Method Investments (2)	1,178	1,664	929	4,129	4,034
Interest Expense on Debt (3)	2,592	2,876	2,414	7,616	7,763
Gain on Transfer of Ownership of Mexican Private Equity Business (4)	(406)	—	—	(406)	—
Other Purchase Accounting-related Amortization (8a)	—	—	—	—	106

Net Revenues – Adjusted	$383,473	$348,272	$305,633	$988,948	$812,292

Compensation Expense – U.S. GAAP	$231,710	$221,334	$197,375	$632,959	$533,645
Amortization of LP Units / Interests and Certain Other Awards (5)	(13,859)	(20,738)	(21,980)	(66,356)	(66,123)
Other Acquisition Related Compensation Charges (6)	—	—	—	—	(1,537)

Compensation Expense – Adjusted	$217,851	$200,596	$175,395	$566,603	$465,985

Operating Income – U.S. GAAP	$85,085	$62,605	$11,898	$163,815	$54,007
Income from Equity Method Investments (2)	1,178	1,664	929	4,129	4,034

Pre-Tax Income – U.S. GAAP	86,263	64,269	12,827	167,944	58,041
Gain on Transfer of Ownership of Mexican Private Equity Business (4)	(406)	—	—	(406)	—
Amortization of LP Units / Interests and Certain Other Awards (5)	13,859	20,738	21,980	66,356	66,123
Other Acquisition Related Compensation Charges (6)	—	—	—	—	1,537
Special Charges (7)	—	—	28,000	—	33,499
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (8a)	2,538	2,845	4,898	8,628	10,984
Acquisition and Transition Costs (8b)	339	(329)	538	10	1,939
Fair Value of Contingent Consideration (8c)	984	581	2,797	1,671	2,797

Pre-Tax Income – Adjusted	103,577	88,104	71,040	244,203	174,920
Interest Expense on Debt (3)	2,592	2,876	2,414	7,616	7,763

Operating Income – Adjusted	$106,169	$90,980	$73,454	$251,819	$182,683

Provision for Income Taxes – U.S. GAAP	$38,980	$30,676	$7,392	$79,390	$30,327
Income Taxes (9)	1,211	2,364	19,106	13,536	34,869

Provision for Income Taxes – Adjusted	$40,191	$33,040	$26,498	$92,926	$65,196

Net Income Attributable to Evercore Partners Inc. – U.S. GAAP	$34,695	$24,087	$7,197	$64,100	$22,261
Gain on Transfer of Ownership of Mexican Private Equity Business (4)	(406)	—	—	(406)	—
Amortization of LP Units / Interests and Certain Other Awards (5)	13,859	20,738	21,980	66,356	66,123
Other Acquisition Related Compensation Charges (6)	—	—	—	—	1,537
Special Charges (7)	—	—	28,000	—	33,499
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (8a)	2,538	2,845	4,898	8,628	10,984
Acquisition and Transition Costs (8b)	339	(329)	538	10	1,939
Fair Value of Contingent Consideration (8c)	984	581	2,797	1,671	2,797
Income Taxes (9)	(1,211)	(2,364)	(19,106)	(13,536)	(34,869)
Noncontrolling Interest (10)	11,625	7,805	(3,370)	21,778	2,319

Net Income Attributable to Evercore Partners Inc. – Adjusted	$62,423	$53,363	$42,934	$148,601	$106,590

Diluted Shares Outstanding – U.S. GAAP	43,734	43,603	44,334	44,085	43,100
LP Units (11a)	7,604	7,617	8,749	7,443	9,849
Unvested Restricted Stock Units – Event Based (11a)	12	12	12	12	12
Acquisition Related Share Issuance (11b)	—	—	—	—	69

Diluted Shares Outstanding – Adjusted	51,350	51,232	53,095	51,540	53,030

Key Metrics: (a)
Diluted Earnings Per Share – U.S. GAAP	$0.79	$0.55	$0.16	$1.45	$0.52
Diluted Earnings Per Share – Adjusted	$1.22	$1.04	$0.81	$2.88	$2.01

Compensation Ratio – U.S. GAAP	60.0%	63.1%	63.9%	63.6%	65.5%
Compensation Ratio – Adjusted	56.8%	57.6%	57.4%	57.3%	57.4%

Operating Margin – U.S. GAAP	22.0%	17.9%	3.9%	16.5%	6.6%
Operating Margin – Adjusted	27.7%	26.1%	24.0%	25.5%	22.5%

Effective Tax Rate – U.S. GAAP	45.2%	47.7%	57.6%	47.3%	52.3%
Effective Tax Rate – Adjusted	38.8%	37.5%	37.3%	38.1%	37.3%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

RECONCILIATION TO ATALANTA SOSNOFF ADJUSTED RESULTS

(dollars in thousands)

(UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30, 2016	September 30, 2015	% Change	September 30, 2016	September 30, 2015	% Change
Adjusted Net Revenues (a)	$383,473	$305,633	25%	$988,948	$812,292	22%
Atalanta Sosnoff Deconsolidation (12)	—	(5,135)	NM	—	(15,849)	NM

Adjusted Net Revenues – Including Atalanta Sosnoff Adjustment	$383,473	$300,498	28%	$988,948	$796,443	24%

Adjusted Investment Management Revenues (a)	$18,191	$25,205	(28%)	$61,401	$74,125	(17%)
Atalanta Sosnoff Deconsolidation (12)	—	(5,132)	NM	—	(15,845)	NM

Adjusted Investment Management Revenues – Including Atalanta Sosnoff Adjustment	$18,191	$20,073	(9%)	$61,401	$58,280	5%

Adjusted Investment Management Expenses (a)	$14,586	$18,211	(20%)	$45,693	$57,981	(21%)
Atalanta Sosnoff Deconsolidation (12)	—	(5,076)	NM	—	(15,558)	NM

Adjusted Investment Management Expenses – Including Atalanta Sosnoff Adjustment	$14,586	$13,135	11%	$45,693	$42,423	8%

(a)	See page A-4 for reconciliations of U.S. GAAP to Adjusted results.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS

TRAILING TWELVE MONTHS

(dollars in thousands)

(UNAUDITED)

	Consolidated
	Twelve Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015
Net Revenues – U.S. GAAP	$1,402,926	$1,325,563	$1,136,918
Client Related Expenses (1)	(25,058)	(25,514)	(19,776)
Income from Equity Method Investments (2)	6,145	5,896	5,833
Interest Expense on Debt (3)	9,470	9,292	9,929
Gain on Transfer of Ownership of Mexican Private Equity Business (4)	(406)	—	—
Other Purchase Accounting-related Amortization (8a)	—	—	317

Net Revenues – Adjusted	$1,393,077	$1,315,237	$1,133,221

Compensation Expense – U.S. GAAP	$887,489	$853,154	$725,862
Amortization of LP Units / Interests and Certain Other Awards (5)	(83,906)	(92,027)	(69,522)
Other Acquisition Related Compensation Charges (6)	—	—	(3,105)

Compensation Expense – Adjusted	$803,583	$761,127	$653,235

Compensation Ratio – U.S. GAAP (a)	63.3%	64.4%	63.8%
Compensation Ratio – Adjusted (a)	57.7%	57.9%	57.6%

	Investment Banking
	Twelve Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015
Net Revenues – U.S. GAAP	$1,320,544	$1,237,828	$1,044,310
Client Related Expenses (1)	(24,389)	(25,038)	(19,675)
Income from Equity Method Investments (2)	646	230	278
Interest Expense on Debt (3)	8,098	6,958	6,105
Other Purchase Accounting-related Amortization (8a)	—	—	317

Net Revenues – Adjusted	$1,304,899	$1,219,978	$1,031,335

Compensation Expense – U.S. GAAP	$841,403	$804,395	$669,895
Amortization of LP Units / Interests and Certain Other Awards (5)	(83,906)	(92,027)	(69,522)
Other Acquisition Related Compensation Charges (6)	—	—	(3,105)

Compensation Expense – Adjusted	$757,497	$712,368	$597,268

Compensation Ratio – U.S. GAAP (a)	63.7%	65.0%	64.1%
Compensation Ratio – Adjusted (a)	58.1%	58.4%	57.9%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended September 30, 2016				Nine Months Ended September 30, 2016
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking Revenue	$368,434	$(6,060)	(1)(2)	$362,374	$936,234	$(16,504)	(1)(2)	$919,730
Other Revenue, net	200	2,592	(3)	2,792	270	6,946	(3)	7,216

Net Revenues	368,634	(3,468)		365,166	936,504	(9,558)		926,946

Expenses:
Employee Compensation and Benefits	221,380	(13,859)	(5)	207,521	600,014	(66,356)	(5)	533,658
Non-compensation Costs	64,708	(9,511)	(8)	55,197	183,686	(25,908)	(8)	157,778

Total Expenses	286,088	(23,370)		262,718	783,700	(92,264)		691,436

Operating Income (a)	$82,546	$19,902		$102,448	$152,804	$82,706		$235,510

Compensation Ratio (b)	60.1%			56.8%	64.1%			57.6%
Operating Margin (b)	22.4%			28.1%	16.3%			25.4%

	Investment Management Segment
	Three Months Ended September 30, 2016				Nine Months Ended September 30, 2016
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Management Revenue	$17,158	$1,033	(1)(2)	$18,191	$57,842	$3,559	(1)(2)	$61,401
Other Revenue, net	522	(406)	(4)	116	337	264	(3)(4)	601

Net Revenues	17,680	627		18,307	58,179	3,823		62,002

Expenses:
Employee Compensation and Benefits	10,330	—		10,330	32,945	—		32,945
Non-compensation Costs	4,811	(555)	(8)	4,256	14,223	(1,475)	(8)	12,748

Total Expenses	15,141	(555)		14,586	47,168	(1,475)		45,693

Operating Income (a)	$2,539	$1,182		$3,721	$11,011	$5,298		$16,309

Compensation Ratio (b)	58.4%			56.4%	56.6%			53.1%
Operating Margin (b)	14.4%			20.3%	18.9%			26.3%

(a)	Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS

FOR THE THREE MONTHS ENDED JUNE 30, 2016

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended June 30, 2016
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking Revenue	$327,174	$(6,250)	(1)(2)	$320,924
Other Revenue, net	983	2,876	(3)	3,859

Net Revenues	328,157	(3,374)		324,783

Expenses:
Employee Compensation and Benefits	208,916	(20,738)	(5)	188,178
Non-compensation Costs	61,404	(9,206)	(8)	52,198

Total Expenses	270,320	(29,944)		240,376

Operating Income (a)	$57,837	$26,570		$84,407

Compensation Ratio (b)	63.7%			57.9%
Operating Margin (b)	17.6%			26.0%

	Investment Management Segment
	Three Months Ended June 30, 2016
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Management Revenue	$22,255	$990	(1)(2)	$23,245
Other Revenue, net	244	—		244

Net Revenues	22,499	990		23,489

Expenses:
Employee Compensation and Benefits	12,418	—		12,418
Non-compensation Costs	5,313	(815)	(8)	4,498

Total Expenses	17,731	(815)		16,916

Operating Income (a)	$4,768	$1,805		$6,573

Compensation Ratio (b)	55.2%			52.9%
Operating Margin (b)	21.2%			28.0%

(a)	Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended September 30, 2015				Nine Months Ended September 30, 2015
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking Revenue	$285,561	$(7,125)	(1)(2)	$278,436	$749,749	$(14,334)	(1)(2)	$735,415
Other Revenue, net	357	1,452	(3)	1,809	(2,874)	4,995	(3)(8a)	2,121

Net Revenues	285,918	(5,673)		280,245	746,875	(9,339)		737,536

Expenses:
Employee Compensation and Benefits	184,372	(21,980)	(5)	162,392	492,689	(67,660)	(5)(6)	425,029
Non-compensation Costs	66,324	(14,748)	(8)	51,576	176,528	(29,929)	(8)	146,599
Special Charges	—	—		—	2,151	(2,151)	(7)	—

Total Expenses	250,696	(36,728)		213,968	671,368	(99,740)		571,628

Operating Income (a)	$35,222	$31,055		$66,277	$75,507	$90,401		$165,908

Compensation Ratio (b)	64.5%			57.9%	66.0%			57.6%
Operating Margin (b)	12.3%			23.6%	10.1%			22.5%

	Investment Management Segment
	Three Months Ended September 30, 2015				Nine Months Ended September 30, 2015
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Management Revenue	$23,812	$1,393	(1)(2)	$25,205	$70,398	$3,727	(1)(2)	$74,125
Other Revenue, net	(779)	962	(3)	183	(2,243)	2,874	(3)	631

Net Revenues	23,033	2,355		25,388	68,155	6,601		74,756

Expenses:
Employee Compensation and Benefits	13,003	—		13,003	40,956	—		40,956
Non-compensation Costs	5,354	(146)	(8)	5,208	17,351	(326)	(8)	17,025
Special Charges	28,000	(28,000)	(7)	—	31,348	(31,348)	(7)	—

Total Expenses	46,357	(28,146)		18,211	89,655	(31,674)		57,981

Operating Income (Loss) (a)	$(23,324)	$30,501		$7,177	$(21,500)	$38,275		$16,775

Compensation Ratio (b)	56.5%			51.2%	60.1%			54.8%
Operating Margin (b)	(101.3%)			28.3%	(31.5%)			22.4%

(a)	Operating Income (Loss) for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS

(dollars in thousands)

(UNAUDITED)

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

Investment Banking
Net Revenues:
Investment Banking Revenue	$368,434	$327,174	$285,561	$936,234	$749,749
Other Revenue, net	200	983	357	270	(2,874)

Net Revenues	368,634	328,157	285,918	936,504	746,875

Expenses:
Employee Compensation and Benefits	221,380	208,916	184,372	600,014	492,689
Non-compensation Costs	64,708	61,404	66,324	183,686	176,528
Special Charges	—	—	—	—	2,151

Total Expenses	286,088	270,320	250,696	783,700	671,368

Operating Income (a)	$82,546	$57,837	$35,222	$152,804	$75,507

Investment Management
Net Revenues:
Investment Management Revenue	$17,158	$22,255	$23,812	$57,842	$70,398
Other Revenue, net	522	244	(779)	337	(2,243)

Net Revenues	17,680	22,499	23,033	58,179	68,155

Expenses:
Employee Compensation and Benefits	10,330	12,418	13,003	32,945	40,956
Non-compensation Costs	4,811	5,313	5,354	14,223	17,351
Special Charges	—	—	28,000	—	31,348

Total Expenses	15,141	17,731	46,357	47,168	89,655

Operating Income (Loss) (a)	$2,539	$4,768	$(23,324)	$11,011	$(21,500)

Total
Net Revenues:
Investment Banking Revenue	$368,434	$327,174	$285,561	$936,234	$749,749
Investment Management Revenue	17,158	22,255	23,812	57,842	70,398
Other Revenue, net	722	1,227	(422)	607	(5,117)

Net Revenues	386,314	350,656	308,951	994,683	815,030

Expenses:
Employee Compensation and Benefits	231,710	221,334	197,375	632,959	533,645
Non-compensation Costs	69,519	66,717	71,678	197,909	193,879
Special Charges	—	—	28,000	—	33,499

Total Expenses	301,229	288,051	297,053	830,868	761,023

Operating Income (a)	$85,085	$62,605	$11,898	$163,815	$54,007

(a)	Operating Income (Loss) excludes Income (Loss) from Equity Method Investments.

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see page A-2.

(1)	Client related expenses and provisions for uncollected receivables have been reclassified as a reduction of Revenue in the Adjusted presentation.

(2)	Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.

(3)	Interest Expense on Debt is excluded from the Adjusted Investment Banking and Investment Management segment results and is included in Interest Expense in the segment results on a U.S. GAAP Basis.

(4)	The gain resulting from the transfer of ownership of the Mexican Private Equity business in the third quarter of 2016 is excluded from the Adjusted presentation.

(5)	Expenses incurred from the assumed vesting of Class E LP Units and Class G and H LP Interests issued in conjunction with the acquisition of ISI are excluded from the Adjusted presentation.

(6)	Expenses for deferred consideration issued to the sellers of certain of the Company’s acquisitions are excluded from the Adjusted presentation.

(7)	Expenses during 2015 primarily related to a charge for the impairment of goodwill in the Institutional Asset Management reporting unit, separation benefits and costs associated with the termination of certain contracts within the Company’s Evercore ISI business, and the finalization of a matter associated with the wind-down of the Company’s U.S. Private Equity business.

(8)	Non-compensation Costs on an Adjusted basis reflect the following adjustments:

	Three Months Ended September 30, 2016
	U.S. GAAP	Adjustments		Adjusted
Occupancy and Equipment Rental	$12,627	$—		$12,627
Professional Fees	15,419	(2,922)	(1)	12,497
Travel and Related Expenses	12,440	(1,989)	(1)	10,451
Communications and Information Services	10,155	(20)	(1)	10,135
Depreciation and Amortization	5,907	(2,538)	(8a)	3,369
Acquisition and Transition Costs	339	(339)	(8b)	—
Other Operating Expenses	12,632	(2,258)	(1)(8c)	10,374

Total Non-compensation Costs	$69,519	$(10,066)		$59,453

	Three Months Ended June 30, 2016
	U.S. GAAP	Adjustments		Adjusted
Occupancy and Equipment Rental	$10,582	$—		$10,582
Professional Fees	13,751	(2,988)	(1)	10,763
Travel and Related Expenses	15,989	(3,234)	(1)	12,755
Communications and Information Services	9,786	(22)	(1)	9,764
Depreciation and Amortization	6,626	(2,845)	(8a)	3,781
Acquisition and Transition Costs	(329)	329	(8b)	—
Other Operating Expenses	10,312	(1,261)	(1)(8c)	9,051

Total Non-compensation Costs	$66,717	$(10,021)		$56,696

	Three Months Ended September 30, 2015
	U.S. GAAP	Adjustments		Adjusted
Occupancy and Equipment Rental	$11,717	$—		$11,717
Professional Fees	13,410	(1,823)	(1)	11,587
Travel and Related Expenses	12,567	(3,631)	(1)	8,936
Communications and Information Services	9,295	(11)	(1)	9,284
Depreciation and Amortization	8,398	(4,898)	(8a)	3,500
Acquisition and Transition Costs	538	(538)	(8b)	—
Other Operating Expenses	15,753	(3,993)	(1)(8c)	11,760

Total Non-compensation Costs	$71,678	$(14,894)		$56,784

	Nine Months Ended September 30, 2016
	U.S. GAAP	Adjustments		Adjusted
Occupancy and Equipment Rental	$33,983	$—		$33,983
Professional Fees	39,872	(7,292)	(1)	32,580
Travel and Related Expenses	42,258	(7,607)	(1)	34,651
Communications and Information Services	29,944	(59)	(1)	29,885
Depreciation and Amortization	18,915	(8,628)	(8a)	10,287
Acquisition and Transition Costs	10	(10)	(8b)	—
Other Operating Expenses	32,927	(3,787)	(1)(8c)	29,140

Total Non-compensation Costs	$197,909	$(27,383)		$170,526

	Nine Months Ended September 30, 2015
	U.S. GAAP	Adjustments		Adjusted
Occupancy and Equipment Rental	$35,631	$—		$35,631
Professional Fees	36,007	(4,406)	(1)	31,601
Travel and Related Expenses	39,137	(8,819)	(1)	30,318
Communications and Information Services	27,595	(35)	(1)	27,560
Depreciation and Amortization	21,112	(10,878)	(8a)	10,234
Acquisition and Transition Costs	1,939	(1,939)	(8b)	—
Other Operating Expenses	32,458	(4,178)	(1)(8c)	28,280

Total Non-compensation Costs	$193,879	$(30,255)		$163,624

(8a)	The exclusion from the Adjusted presentation of expenses associated with amortization of intangible assets and other purchase accounting-related amortization from the acquisitions of ISI, SFS and certain other acquisitions.

(8b)	Primarily professional fees incurred, as well as the reversal of a provision for certain settlements in 2016 and costs related to transitioning acquisitions or divestitures.

(8c)	The expense associated with changes in the fair value of contingent consideration issued to the sellers of certain of the Company’s acquisitions is excluded from the Adjusted results.

(9)	Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, adjustments have been made to Evercore’s effective tax rate assuming that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that, historically, adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. In addition, the Adjusted presentation can reflect the netting of changes in the Company’s Tax Receivable Agreement against Income Tax Expense.

(10)	Reflects adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.

(11a)	Assumes the vesting, and exchange into Class A shares, of certain Evercore LP partnership units and interests and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP partnership units are anti-dilutive.

(11b)	Assumes the vesting of all Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to Lexicon employees in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP, these Shares and Restricted Stock Units are reflected using the Treasury Stock Method.

(12)	Assumes the restructuring of Atalanta Sosnoff had occurred as of the beginning of the prior period presented and reflects adjustments to eliminate the revenue and expenses that were previously consolidated from Atalanta Sosnoff and the addition of income from Atalanta Sosnoff if its results had been reflected on the equity method of accounting. Management believes this adjustment is useful to investors to compare Evercore’s results across periods.